EXHIBIT 99.16

Program: Washington Mutual Mortgage Securities Corp. as sponsor of prior securitized pools of sub-prime residential mortgage loans for which WaMu Asset Acceptance Corp. acted as depositor in a registered transaction

Original Characteristics of Prior Securitized Pools of Sub-Prime Conduit Loans (All Liens)

Series Designation for Prior Securitized Pool:		WMABS 2006-HE2		WMABS 2006-HE1
		Closing Date: 05/25/06		Closing Date: 04/26/06
Mortgage Loans Characteristics as of the Pool Cut-Off Date (1):
Number of mortgage loans	2,579		1,886
Aggregate Scheduled Principal Balance	472,002,320.71		389,194,677.20
Approximate Weighted Average Mortgage Interest Rate	8.30%		7.37%

Range Mortgage Interest Rates:	Number of Mortgage Loans	Percentage of Aggregate Pool Balance	Number of Mortgage Loans	Percentage of Aggregate Pool Balance
0.000-5.000%	0	0.00%	1	0.08%
5.001-6.000%	22	1.38%	120	9.33%
6.001-7.000%	280	15.65%	511	34.03%
7.001-8.000%	631	30.52%	636	34.11%
8.001-9.000%	651	28.69%	334	15.51%
9.001-10.000%	408	13.84%	138	4.14%
10.001-11.000%	241	5.55%	64	1.66%
11.001-12.000%	232	3.10%	70	1.04%
12.001% or Greater	114	1.27%	12	0.10%

Approximate Weighted Average Original Term (in Months):	354.65		357
Approximate Weighted Average Remaining Term (in Months):	351.86		352.54
Approximate Weighted Average Credit Score:	625.01		635.47
FICO:
0 - 500	1	0.02%	4	0.13%
501 - 550	237	9.54%	146	7.33%
551 - 600	582	22.18%	372	17.10%
601 - 650	1,078	39.30%	723	37.01%
651 - 700	491	20.65%	454	27.22%
701 - 750	142	5.98%	150	9.17%
751 - 800	45	2.28%	34	1.90%
801 - 850	3	0.05%	3	0.14%
Property Type:	Number of Mortgage Loans	Percentage of Aggregate Pool Balance	Number of Mortgage Loans	Percentage of Aggregate Pool Balance
2 Units	77	3.79%	31	1.89%
3 Units	16	0.96%	9	0.68%
4 Units	7	0.46%	4	0.31%
HI Rise Condo gt 3 stories	1	0.01%	2	0.12%
Low Rise Condo 1-3 stories	189	7.08%	72	3.30%
MANU or Mobile Home	0	0.00%	0	0.00%
Planned Unit Development	305	13.15%	249	15.75%
Single Family Residence(SFR)	1,976	74.30%	1,518	77.90%
Other	8	0.24%	1	0.06%
Loan Purpose:	Number of Mortgage Loans	Percentage of Aggregate Pool Balance	Number of Mortgage Loans	Percentage of Aggregate Pool Balance
Purchase	1,452	50.78%	915	46.55%
Refi Cashout	1,023	45.06%	854	48.23%
Refi No Cashout	104	4.16%	117	5.22%
Approximate Weighted Average Loan-ToValue Ratio:	76.14%		78.87%
Geographic Concentrations (2):	Number of Mortgage Loans	Percentage of Aggregate Pool Balance	Number of Mortgage Loans	Percentage of Aggregate Pool Balance
Alaska	7	0.29%	14	0.73%
Alabama	25	0.49%	25	0.76%
Arizona	126	4.85%	68	3.23%
Arkansas	5	0.08%	10	0.23%
California	619	37.04%	479	39.55%
Colorado	67	2.34%	31	1.30%
Connecticut	44	1.56%	19	0.99%
Delaware	2	0.03%	1	0.03%
District of Columbia	3	0.13%	6	0.35%
Florida	352	12.95%	225	10.10%
Georgia	54	1.46%	66	2.17%
Hawaii	3	0.24%	5	0.61%
Idaho	2	0.07%	9	0.25%
Illinois	91	3.60%	54	2.41%
Indiana	16	0.23%	37	1.12%
Iowa	19	0.45%	6	0.18%
Kansas	8	0.12%	11	0.45%
Kentucky	4	0.06%	8	0.20%
Louisiana	20	0.55%	30	0.72%
Maine	2	0.06%	0	0.00%
Maryland	43	2.20%	33	2.04%
Massachusetts	17	0.71%	11	0.83%
Michigan	59	1.39%	31	1.05%
Minnesota	58	1.83%	2	0.10%
Mississippi	0	0.00%	0	0.00%
Missouri	98	1.93%	40	1.11%
Montana	3	0.21%	3	0.31%
Nebraska	11	0.14%	7	0.18%
Nevada	71	2.61%	51	3.36%
New Hampshire	1	0.03%	3	0.17%
New Jersey	45	2.36%	46	2.74%
New Mexico	6	0.17%	3	0.13%
New York	30	1.89%	37	2.29%
North Carolina	54	1.30%	16	0.41%
North Dakota	0	0.00%	0	0.00%
Ohio	36	0.72%	15	0.45%
Oklahoma	29	0.53%	14	0.29%
Oregon	38	1.53%	66	3.29%
Pennsylvania	32	0.96%	35	1.26%
Rhode Island	2	0.08%	1	0.07%
South Carolina	29	0.63%	14	0.37%
South Dakota	0	0.00%	1	0.10%
Tennessee	42	1.20%	47	1.16%
Texas	231	4.58%	118	3.42%
Utah	34	0.73%	21	0.97%
Vermont	0	0.00%	1	0.03%
Virginia	43	2.08%	44	2.26%
Washington	82	3.06%	97	5.38%
Wisconsin	13	0.41%	21	0.74%
West Virginia	0	0.00%	3	0.03%
Wyoming	3	0.07%	1	0.07%

Notes:

1. Weighted averages refer to weighted averages by principal balance.
2. Percentage of aggregate pool balance represented by mortgage loans in the specified state.